Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF DMY TECHNOLOGY GROUP, INC. II THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Harry You and Niccolo de Masi (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of dMY Technology Group, Inc. II (the “Company” or “dMY”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [    ] at 10:00 a.m. Eastern Time virtually, at [                ] (the “meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, signed and dated on reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [                ]. This notice of Special Meeting and the accompanying Proxy Statement are available at:    [                ]

DMY TECHNOLOGY GROUP, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark vote as indicated in this example Proposal No. 1 — the Business Combination Proposal — to approve and adopt the Business Combination Agreement (the “Business Combination Agreement and, the transactions contemplated by the Business Combination Agreement, the “Business Combination”), dated as of October 27, 2020, by and among dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), Maven TopCo Limited, a company incorporated under the laws of Guernsey (“TopCo”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the following shall occur: (i) effective as of immediately prior to the closing of the Business Combination (the “Closing”), dMY’s issued and outstanding shares of Class B common stock (the “Class B Shares”) will convert automatically on a one-for-one basis into shares of dMY’s Class A common stock (the “Class A Shares”); and (ii) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (A) dMY will become a wholly-owned subsidiary of NewCo; (B) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one warrant (the “dMY warrants”), shall be automatically detached; (C) in consideration for the acquisition of all of the issued and outstanding Class A Shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A Share acquired by virtue of the Business Combination; (D) each issued and outstanding dMY warrant to purchase a Class A Share will be assumed by NewCo and become exercisable for one NewCo ordinary share; and (E) dMY and NewCo will change their names to [                ] and [                ], respectively.     Proposal No. 2 — the Adjournment Proposal — to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal. Dated: , 2021 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 and 2. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.